Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces First Quarter 2020 Profit

First Quarter Highlights:

•	Net income of $30 million, or $0.59 per diluted share

•	Placed four of 25 used E175 aircraft into service under a previously announced agreement with United Airlines

•	Working with our major airline partners on fleet solutions in response to the COVID-19 demand disruption

ST. GEORGE, UTAH, May 7, 2020 -- SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today reported financial and operating results for Q1 2020, including net income of $30 million, or $0.59 per diluted share, compared to net income of $88 million, or $1.69 per diluted share, for Q1 2019. Adjusted net income in Q1 2019 was $69 million, or $1.33 per diluted share, excluding the gain on the sale of ExpressJet and other special items 1. The primary factor in SkyWest’s lower earnings in Q1 2020 compared to Q1 2019 was decreased demand in March 2020 resulting from the COVID-19 outbreak.

Commenting on the results, Chip Childs, Chief Executive Officer of SkyWest, said, “COVID-19 has caused unprecedented disruption across the airline industry. Our priority is the safety and well-being of our people and passengers, and we have taken numerous steps to that end. We are taking aggressive action to maintain strong liquidity and work collaboratively with our partners on flexible fleet solutions during this period of uncertainty. I want to thank our 14,000 employees for their resilience, commitment and flexibility during this pandemic.”

1 See Reconciliation of non-GAAP financial measures section of this release for more information

Financial Highlights

Revenue was $730 million in Q1 2020, up from $724 million in Q1 2019, primarily from the impact of adding 16 E175 aircraft since Q1 2019, partially offset by reduced passenger demand resulting from the COVID-19 pandemic in March 2020. For comparability purposes, SkyWest’s Q1 2019 results included ExpressJet January 2019 revenue of $24 million.

Operating expenses were $664 million in Q1 2020, up from $627 million in Q1 2019, primarily from additional aircraft maintenance and depreciation on aircraft and spare engines in Q1 2020 compared to the same period in 2019. For comparability purposes, SkyWest’s Q1 2019 results included ExpressJet January 2019 operating expense of $29 million.

Operational Update on Previously Announced Deals

SkyWest is coordinating with its major airline partners to optimize the timing of upcoming fleet deliveries under previously announced deals in response to COVID-19 schedule reductions. The anticipated future delivery dates summarized below are based on currently available information and are subject to change.

Flying contract with United Airlines (“United”) for 25 used E175 aircraft

•	Four E175 aircraft were delivered in Q1 2020

•	Deliveries for the 21 remaining aircraft are anticipated throughout 2020

•	The aircraft are financed by United

Flying contract with American Airlines (“American”) for 20 new E175 aircraft

•	SkyWest is working with American and the manufacturer on revised delivery dates

•	SkyWest anticipates financing the aircraft through debt

Flying contract with Delta Air Lines (“Delta”)

Six new E175 aircraft to be financed and operated by SkyWest:

•	Deliveries are anticipated during 2020

•	Normal cash down-payments are already covered by deposits paid last year

New and used aircraft financed by Delta and operated by SkyWest:

•	Three used E175 aircraft were delivered in Q1 2020

•	Three used E175 aircraft were delivered in April 2020

•	One new CRJ900 aircraft scheduled for delivery during 2020

In conjunction with seven remaining new aircraft deliveries for Delta, SkyWest anticipates removing three CRJ700 aircraft and four CRJ900 aircraft from its flying agreement with Delta by the end of Q3 2020.

Fleet changes under the American flying contract

SkyWest has a flying contract with American to operate a total of 70 CRJ700 aircraft, of which 61 aircraft are currently operating under contract. SkyWest is working with American to determine the in-service dates for the remaining nine aircraft.

Fleet changes under the Delta flying contract

As of March 31, 2020, SkyWest’s capacity purchase agreement with Delta included 55 CRJ200 aircraft that are scheduled to expire in increments between Q2 and Q4 2020 and are not expected to be extended. SkyWest leases 19 of the 55 aircraft from Delta and anticipates returning the leased aircraft to Delta in 2020. SkyWest owns the remaining 36 CRJ200 aircraft and anticipates parking the 36 aircraft on an individual basis following removal from service. SkyWest has no outstanding financing obligations on the 36 owned CRJ200s. SkyWest reduced the estimated useful life on these 36 CRJ200 aircraft to align with each aircraft’s anticipated removal dates, which resulted in approximately $15 million of incremental depreciation expense in Q1 2020.

Lease agreement with a third party for 29 CRJ700 aircraft

As of March 31, 2020, SkyWest had placed 16 of 29 CRJ700 aircraft under a previously announced lease agreement with a third party under a ten-year lease term. Under the terms of the lease agreement, the remaining aircraft were scheduled to be placed under lease by mid-2020. Placement of the remaining 13 CRJ700 aircraft under this lease is to be determined by the parties.

Capital and Liquidity

SkyWest had $578 million in cash and marketable securities at March 31, 2020, up from $520 million at December 31, 2019. During the first quarter of 2020, SkyWest:

•	Used $55 million to purchase spare engines and $22 million for other capital investments, primarily related to used aircraft, aircraft parts and maintenance assets

•	Did not finance any new aircraft in Q1 2020

•	Used $20 million to repurchase stock during Q1 2020

SkyWest expects to receive approximately $438 million as payroll support under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), of which approximately $337 million will be a direct grant and approximately $101 million will be in the form of a ten-year, low interest unsecured loan. SkyWest has elected to receive the funds in four monthly disbursements from April to July 2020. SkyWest received $219 million of the $438 million in April 2020. In consideration for the funding, SkyWest will issue to the U.S. Treasury Department warrants to purchase an aggregate of 357,317 shares of SkyWest common stock. The warrants carry an exercise price of $28.38 per share.

SkyWest has applied for approximately $497 million in secured loans under the CARES Act and is evaluating its level of participation in this loan program.

Total debt at March 31, 2020 was $2.9 billion, down from $3.0 billion as of December 31, 2019. As of March 31, 2020, SkyWest had a $75 million line of credit facility. SkyWest had approximately $9 million of letters of credit issued under the facility and $66 million available under the line at March 31, 2020.

Reconciliation to Adjusted Net Income and Diluted Earnings per Share (unaudited)

(Dollars in thousands, except per diluted share)

	For the three months ended March 31, 2019
	Pre-tax income	Income tax benefit (expense)	Net income	Net income per diluted share
GAAP income Q1 2019	$114,444	$(26,263)	$88,181	$1.69
Q1 2019 adjustments (1)	(24,656)	5,646	(19,010)
Adjusted income Q1 2019	$89,788	$(20,617)	$69,171	$1.33

(1)   Excludes the gain on the sale of ExpressJet of $46.6 million (pre-tax); also excludes special item operating expenses of $21.9 million (pre-tax), primarily consisting of a non-cash write-off of aircraft manufacturer part credits that SkyWest forfeited to settle future lease return obligations.

There were no comparable non-GAAP reconciling items for the Q1 2020 period.

The non-GAAP information presented in this release should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting SkyWest’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of SkyWest’s business without regard to these items.

About SkyWest

SkyWest, Inc. is the holding company for SkyWest Airlines and SkyWest Leasing, an aircraft leasing company. SkyWest Airlines has a fleet of nearly 500 aircraft connecting passengers to over 250 destinations throughout North America. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines carrying more than 43 million passengers in 2019.

SkyWest will host its conference call to discuss first quarter 2020 results today, May 7, 2020, at 2:30 p.m. Mountain Time. The conference call number is 1-877-418-5293 for domestic callers, 1-866-605-3852 for Canada callers and 1-412-717-9593 for other international callers. Please call up to ten minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at https://www.webcaster4.com/Webcast/Page/1088/34193. This press release and additional information regarding SkyWest, including access information for the digital rebroadcast of the first quarter 2020 earnings call, participation at investor conferences and investor presentations can be accessed at inc.skywest.com.

Forward Looking-Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” "expects," "intends," "believes," "anticipates," “estimates,” "should," "likely" and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the expected terms, timing and benefits of the CARES Act funding, the impact of the COVID-19 outbreak on SkyWest’s business, financial condition and results of operations, the scheduled aircraft deliveries for SkyWest Airlines in upcoming years, and related removal from service and/or placement into service of certain aircraft, SkyWest’s coordination with major airline partners to optimize the delivery of aircraft under previously announced deals, the expected terms, timing and benefits related to SkyWest’s leasing and joint venture transactions, as well as SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statements for any reason. Readers should note that many factors could affect the future operating and financial results of SkyWest and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, uncertainties regarding the impact of the CARES Act funding on SkyWest’s business and operations, the consequences of the COVID-19 outbreak to economic conditions, the travel industry and our major partners in general and the financial condition and operating results of SkyWest in particular, the prospects of entering into agreements with existing or other carriers to fly new aircraft, ongoing negotiations between SkyWest and its major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the existing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest conducts flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; estimated useful life of long-lived assets, residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SkyWest, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three Months Ended March 31
	2020	2019
OPERATING REVENUES
Flying agreements	$709,494	$700,001
Lease, airport services and other	20,442	23,693
Total operating revenues	729,936	723,694

OPERATING EXPENSES
Salaries, wages and benefits	249,160	257,588
Aircraft maintenance, materials and repairs	160,216	118,262
Depreciation and amortization	111,708	89,986
Airport-related expenses	30,640	30,647
Aircraft fuel	25,413	25,656
Aircraft rentals	17,056	20,158
Special items	-	21,869
Other operating expenses	69,422	63,109
Total operating expenses	663,615	627,275
OPERATING INCOME	66,321	96,419
OTHER INCOME (EXPENSE)
Interest income	2.564	3,807
Interest expense	(30,204)	(32,507)
Other income, net	398	46,725
Total other income (expense), net	(27,242)	18,025

INCOME BEFORE INCOME TAXES	39,079	114,444
PROVISION FOR INCOME TAXES	9,091	26,263
NET INCOME	$29,988	$88,181

BASIC EARNINGS PER SHARE	$0.60	$1.71
DILUTED EARNINGS PER SHARE	$0.59	$1.69

Weighted average common shares
Basic	50,277	51,440
Diluted	50,559	52,098

SkyWest, Inc. and Subsidiaries

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	March 31, 2020	December 31, 2019
Cash and marketable securities	$577,895	$520,172
Other current assets	191,073	240,174
Total current assets	768,968	760,346
Property and equipment, net	5,344,880	5,345,823
Deposit on aircraft	48,858	48,858
Other long-term assets	498,705	502,102
Total assets	$6,661,411	$6,657,129

Current portion, long-term debt	$364,579	$364,126
Other current liabilities	655,264	560,550
Total current liabilities	1,019,843	924,676

Long-term debt, net of current maturities	2,537,613	2,628,989
Other long-term liabilities	940,517	928,450
Stockholders' equity	2,163,438	2,175,014
Total liabilities and stockholders’ equity	$6,661,411	$6,657,129

SkyWest, Inc. and Subsidiaries

Additional Operational Information (unaudited)

SkyWest’s fleet in scheduled service by aircraft type:

	March 31, 2020	December 31, 2019	March 31, 2019
E175 aircraft	163	156	147
CRJ900 aircraft	43	43	43
CRJ700 aircraft	88	94	99
CRJ200 aircraft	190	190	187
Total aircraft	484	483	476

As of March 31, 2020, SkyWest leased four CRJ200s, 16 CRJ700s and five CRJ900s to third parties (these aircraft are excluded from the table above).

Selected operational data:

	Three months ended March 31,
	2020	2019	Change
Block hours by aircraft type:
E175s	132,679	126,749	4.7%
CRJ900s	28,920	30,965	(6.6)%
CRJ700s	68,074	71,768	(5.1)%
CRJ200	127,550	119,907	6.4%
Total block hours	357,223	349,389	2.2%

Departures	209,283	193,475	8.2%
Adjusted flight completion	99.9%	99.9%	0.0	pts
Raw flight completion	95.2%	96.4%	(1.2)	pts
Passengers carried	8,864,506	9,614,952	(7.8)%
Passenger load factor	67.5%	78.6%	(11.1)	pts
Average trip length	493	507	(2.8)%

Adjusted flight completion percent excludes weather cancellations. Raw flight completion includes weather cancellations.